Exhibit 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. THIS NOTE IS SUBJECT TO THAT CERTAIN CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT, DATED OCTOBER 24, 2008, BY AND AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

AVAX TECHNOLOGIES, INC.

CONVERTIBLE PROMISSORY NOTE

[$_____.00]	_______ __, 2008

AVAX TECHNOLOGIES, INC., a Delaware corporation (the “Company”), for value received, promises to pay to [____] or registered assigns (the “Holder”), the principal sum of [________] Dollars $[__] on December 31, 2008, and interest (computed on the basis of a 365-day year) from the date hereof on the unpaid principal amount from time to time outstanding at the rate of six percent (6%) per annum, due and payable in arrears on the maturity date hereof, unless payment is required at an earlier date pursuant to the terms hereof. This Note is one of a series of similar Notes issued by the Company in the aggregate principal amount not to exceed $1,500,000.

1. Conversion.

(a) Voluntary Conversion. At any time after the date hereof until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock, $.004 par value per share, of the Company (“Common Stock”) at the option of the Holder, at any time and from time to time, at a rate of one (1) share of Common Stock for each $0.09 (subject to adjustment, the “Conversion Price”) of unpaid principal of and interest on this Note on the Conversion Date (as defined below). The Holder shall effect conversions by delivering to the Company a Notice of Conversion specifying therein the principal amount of the Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. Conversions hereunder shall have the effect of lowering the outstanding principal amount of the Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s).

(b) Mandatory Conversion. This Note shall automatically convert into the securities described below and at the conversion ratios described below upon the closing of the Offering (as defined in Section 1(c)) if the closing of the Offering occurs on or prior to the maturity date of this Note. Upon the closing of the Offering, all principal of and accrued and unpaid interest on this Note will automatically convert, at the election of the Holder, into either (i)1 share of Common Stock, $.004 par value per share, of the Company (“Common Stock”) for each $0.09 of unpaid principal of and interest on this Note on the conversion date, or (ii) into that number of securities issued by the Company in the Offering equal to the quotient obtained by dividing the principal and accrued interest owed hereunder on the conversion date by the lesser of (a) $.09 or (b) ninety percent (90%) of the price at which the securities are issued in the Offering and otherwise on the same terms and conditions and with the same rights and preferences as the securities issued in the Offering. To exercise this election as to the form and amount of securities to be received upon conversion of this Note, the Holder shall deliver to the Company during usual business hours at the Company’s principal executive office written notice in form satisfactory to the Company that the Holder elects to receive the conversion securities specified in either clause (i) or clause (ii) above. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares (or other securities) that are issuable on such conversion are to be registered.

(c) Offering of Securities. In accordance with Section 7.5 of the Convertible Note and Warrant Purchase Agreement dated the date hereof (the “Agreement”), the Company will use its reasonable efforts to close an offering of securities on or before November 15, 2008, in which the gross proceeds to the Company are not less than $15,000,000 (the “Offering”). Upon the closing of the Offering, the Note will automatically convert into either (i) shares of Common Stock, or (ii) the securities issued in the Offering, in accordance with Section 1(b).

(d) Surrender of Note and Delivery of Certificates. When surrendered for automatic conversion this Note shall, unless the shares (or other securities) issuable on conversion are to be issued in the same name as the name in which this Note is then registered, be duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his or its duly authorized attorney. As promptly as practicable after the surrender of this Note for conversion and the receipt of the notice specified above, the Company shall deliver or cause to be delivered to the Holder, or on the Holder’s written order, a certificate or certificates for the number of full shares (or other securities) issuable upon the conversion of this Note, in accordance with the provisions hereof. Such conversion shall be deemed to have been made automatically on the closing of the Offering, and from and after such time, the Holder will have no rights hereunder other than the right to receive the conversion shares (or other securities) and the Holder in whose name any certificate or certificates for shares of shall be issuable upon such conversion shall be deemed to have become on the Conversion Date the Holder of record of the shares represented thereby.

2. Adjustment of Conversion Price.

(a) Stock Dividends, Stock Splits, etc. If the Company:

(i) declares a dividend of Common Stock on its Common Stock,

(ii) subdivides its outstanding Common Stock into a larger number of shares of Common Stock by reclassification, stock split or otherwise, or

(iii) combines its outstanding Common Stock into a smaller number of shares of Common Stock by reclassification, reverse stock split or otherwise,

the number of shares of Common Stock issuable upon conversion of this Note pursuant to Section 1 immediately prior to any such event shall be adjusted proportionately so that thereafter the Holder shall be entitled to receive upon conversion of this Note the number of shares of Common Stock which such Holder would have owned after the happening of any of the events described above had this Note been converted immediately prior to the happening of such event, provided that the Conversion Price shall in no event be reduced to less than the par value of the shares issuable upon conversion. An adjustment made pursuant to this Section 2 will become effective immediately after the record date in the case of a dividend and will become effective immediately after the effective date in the case of a subdivision or combination.

(b) Merger or Consolidation. If, prior to maturity of this Note, the Company at any time consolidates or merges with another corporation (other than a merger or consolidation in which the Company is the surviving corporation), the Holder hereof will thereafter be entitled to receive, upon the conversion hereof, the securities or property to which a Holder of the number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note.

(c) Subsequent Equity Sales. (i) If, at any time while this Note is Outstanding, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at a price (exclusive of commissions payable by the Company in connection therewith) per share of Common Stock less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to such price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

(ii) If, at any time while this Note is outstanding, the Company issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a “Floating Price Security”), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder acquires any shares on such date).

(d) No adjustments to the Conversion Price shall be required:

(i) Unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments that by reason of this Section 2(d)(i) are not required to be made shall be carried forward and cumulated with amounts in any subsequent adjustment, and provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 2 (other than this Section 2(d)(i)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Note or Common Stock issuable upon the exercise hereof. All calculations that shall be required pursuant to this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 2 to the contrary notwithstanding, the Company shall be entitled to make such adjustments to the Conversion Price, in addition to those required by this Section 2 as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders is not taxable.

(ii) If the Company issues shares of Common Stock pursuant to (a) the exercise of any warrants (or warrants or options to acquire any shares of convertible preferred stock) of the Company outstanding on the date hereof, (b) the exercise of the Notes, or a portion thereof, (c) the conversion of shares of any series of convertible preferred stock of the Company outstanding on the date hereof, or (d) the exercise of any stock options or warrants currently outstanding or issued after the date hereof pursuant to any Company benefit plan or compensation arrangement for employees of the Company.

(e) Notice. If the Company proposes to take any action referred to in this Section 2, or to effect the liquidation, dissolution or winding up of the Company, then the Company shall cause notice thereof to be mailed to the Holder at least ten (10) days prior to the record date or effective date, as applicable, of the stock dividend, merger, consolidation or other event subject to this Section.

(f) Statement of Adjustment. Whenever the Conversion Price is adjusted as provided in Section 2, the Company shall promptly file at the Company’s principal executive office, a statement, signed by the Chairman of the Board, the President or any Vice President of the Company, showing in reasonable detail the facts requiring such adjustment and the Conversion Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustment to be sent by mail, first class, postage prepaid, to each Holder this Note. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 2(e).

(g) Fractional Shares. No fractional shares of Common Stock will be issued upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the conversion of this Note. Such payment shall be based on the fair market value of the Common Stock at the time of conversion of this Note.

(h) Securities Act of 1933. Upon conversion of this Note, the Holder may be required to execute and deliver to the Company an instrument, in form satisfactory to the Company, representing that the shares (or other securities) issuable upon conversion hereof are being acquired for investment only and not with a view to distribution within the meaning of the Securities Act of 1933, as amended.

3. Prepayment of Principal. The principal amount of this Note may NOT be prepaid in whole or in part, without the prior written consent of the Holder.

4. Default.

The entire unpaid principal of this Note and the interest then accrued on this Note shall become and be immediately due and payable, upon written demand of the Holder, or at the option of the Holder, in its sole discretion, convertible in accordance with Section 1(a) hereof, in either case without any other notice or demand of any kind or any presentment or protest, if any one of the following events occurs and be continuing at the time of such demand:

(a) If the Offering has not closed on or before the maturity date hereof and the Company fails to pay the principal amount of and all accrued interest on this Note on the maturity date hereof; or

(b) If the Company defaults in the performance of any other obligation under this Note or the Agreement, and such default continues for ten (10) days after notice thereof by the Holder hereof to the Company; or

(c) If the Company (i) makes an assignment for the benefit of creditors, (ii) applies for, consents to, acquiesces in, files a petition seeking or admits (by answer, default or otherwise) the material allegations of a petition filed against it seeking the appointment of a trustee, receiver or liquidator, in bankruptcy or otherwise, of itself or of all or a substantial portion of its assets, or a reorganization, arrangement with creditors or other remedy, relief or adjudication available to or against a bankrupt, insolvent or debtor under any bankruptcy or insolvency law or any law affecting the rights of creditors generally, or (iii) admits in writing its inability to pay its debts generally as they become due; or

(d) If an order for relief shall have been entered by a bankruptcy court or if a decree, order or judgment shall have been entered adjudging the Company insolvent, or appointing a receiver, liquidator, custodian or trustee, in bankruptcy or otherwise, for it or for all or a substantial portion of its assets, or approving the winding-up or liquidation of its affairs on the grounds of insolvency or nonpayment of debts, and such order for relief, decree, order or judgment shall remain undischarged or unstayed for a period of sixty (60) days; or

(e) If any substantial part of the property of the Company is sequestered or attached and is not returned to the possession of the Company or released from such attachment within sixty (60) days.

5. General.

(a) Successors and Assigns. This Note, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and assigns.

(b) Recourse. Recourse under this Note is to the general unsecured assets of the Company only and in no event to the officers, directors or stockholders of the Company.

(c) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Company and the Holder.

(d) Currency. All payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender therein for the payment of public and private debts.

(e) Saturdays, Sundays, Holidays. If any date specified in this Note as a date for the making of any payment of principal or interest under this Note falls on a Saturday, Sunday or on a day that is a legal holiday in the State of Pennsylvania, then the date for the making of that payment shall be the next subsequent day that is not a Saturday, Sunday or legal holiday.

(f) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.

AVAX TECHNOLOGIES, INC.

By:
Name: Francois Martelet
Title: Chief Executive Officer